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                                                                     EXHIBIT 4.4

                                TRUST AGREEMENT
                                       of
                               BT CAPITAL TRUST B

          TRUST AGREEMENT (this "Trust Agreement"), dated as of February 28, 1997, between Bankers Trust New York Corporation, a New York corporation, as "Depositor," and Wilmington Trust Company, as "Trustee." The Depositor and the Trustee hereby agree as follows:

          1. The trust created hereby shall be known as BT Capital Trust B (the "Issuer Trust"), in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Issuer Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Issuer Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust
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Act"), and that this document constitutes the governing instrument of the Issuer
Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustee will enter into an amended and restated declaration of trust or trust agreement (the "Amended Agreement"), satisfactory to each such party, to provide for the contemplated operation of the Issuer Trust created hereby and the issuance of the securities referred to in the Securities Act Registration Statement (as defined below), which securities may be denominated as the "Capital Securities" and the "Common Securities." Prior to the execution and delivery of the Amended Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor and the Trustee hereby authorize and empower the Depositor, as the sponsor of the Issuer Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Issuer Trust, (a) the Registration Statement on Form S-4 (the "Securities Act Registration Statement"), including any pre-effective or post-effective amendments to the Securities Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities and, if necessary or desired, any other securities, referred to therein, and (b) if so determined by the Depositor, a Registration Statement on Form 8-A, including all pre-effective and post-effective amendments thereto (including the exhibits contained therein or forming a
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part thereof) relating to the registration of the Capital Securities of the
Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) if so determined by the Depositor, to file with the New York Stock Exchange, Inc. or any other national stock exchange or The Nasdaq National Market or any other interdealer quotation system (each, an "Exchange") and execute on behalf of the Issuer Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable, (iv) to execute, deliver and perform on behalf of the Issuer Trust one or more underwriting agreements, purchase agreements, registration rights agreements, dealer manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale or delivery of the Capital Securities; (v) to execute, deliver and perform on behalf of the Issuer Trust any and all agreements, documents, papers and instruments as may be necessary or desirable in connection the consummation of the transactions contemplated by THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 16, 1997, BY AND AMONG BANKERS TRUST NEW YORK CORPORATION, A NEW YORK CORPORATION, BT CAPITAL TRUST A, A DELAWARE STATUTORY BUSINESS TRUST, AND LEHMAN BROTHERS INC., AS THE INITIAL PURCHASER OF THE 7.90% CAPITAL SECURITIES, SERIES A1 OF BT CAPITAL TRUST A, and
(vi) to execute on behalf of the Issuer Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i), (ii) and (iii) above is required by law or by the rules and regulations of applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Issuer Trust by a trustee of the Issuer Trust, the Depositor and any trustee of the Issuer Trust appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing.

          5.   This Trust Agreement may be executed in one or more counterparts.

          6. The Trustee shall initially be the only trustee of the Issuer Trust. Thereafter, the Depositor may increase or decrease (but not below one) the number of trustees of the Issuer Trust by executing a written instrument fixing such number; provided, however, that so long as it is required by the
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Business Trust Act, one trustee of the Issuer Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depositor.

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          7.   This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]

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  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                              BANKERS TRUST NEW YORK
                              CORPORATION, as Depositor

                              By:   /s/ Gordon S. Calder, Jr.
                                    ------------------------------------
                                    Name: Gordon S. Calder, Jr.
                                    Title: Senior Vice President

                              WILMINGTON TRUST COMPANY,
                              as Trustee

                              By:   /s/ Emmett R. Harmon
                                    ------------------------------------
                                    Name: Emmett R. Harmon
                                    Title: Vice President

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